SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 1, 2005


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                           0-27102                  23-2694937
------------                           -------                  ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA                 19047-1833
-----------------------------------------------                 ----------
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[]   Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On February 1, 2005, eGames, Inc. (the "Company") issued a press release announcing its results for the second quarter ended December 31, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits.

(c) Exhibits.

The following document is filed as an exhibit to this report.

99.1      Press Release dated February 1, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  eGames, Inc.


                                        By: /s/ Thomas W. Murphy
                                            --------------------------------
                                            Thomas W. Murphy, Vice President
                                            and Chief Financial Officer
Dated: February 1, 2005

                                                               EXHIBIT 99.1
For Immediate Release

          eGames Announces Fiscal 2005 Second Quarter Financial Results
            - Quarterly Cash Dividend Declared by Board of Directors

Langhorne, PA. - February 1, 2005 - eGames, Inc. (OTCBB: EGAM), a publisher of Family Friendly(TM), affordable consumer entertainment PC software games, today announced financial results for the three and six months ended December 31, 2004. The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.015 per share to be paid on February 22, 2005 to shareholders of record on February 15, 2005.

Financial Results:
------------------
For the three months ended December 31, 2004, net sales decreased by $203,000, or 10%, to $1,913,000, compared to $2,116,000 in net sales for the three months ended December 31, 2003. For the quarter ended December 31, 2004, the Company earned net income of $295,000, or $0.03 per diluted share, compared to net income of $471,000, or $0.04 per diluted share, for the quarter ended December 31, 2003.

For the six months ended December 31, 2004, net sales decreased by $1,078,000, or 26%, to $3,090,000 compared to $4,168,000 for the same year ago period. For the six months ended December 31, 2004, net income was $111,000, or $0.01 per diluted share, compared to $950,000, or $0.09 per diluted share, for the same six-month period a year earlier.

Quarterly Cash Dividend:
------------------------
The Company's Board of Directors has authorized the payment of a quarterly cash dividend of $0.015 per common share, in lieu of pursuing the Company's previously announced stock repurchase program. The quarterly cash dividend is payable on February 22, 2005 to shareholders of record on February 15, 2005. It is the Company's intention to continue paying a comparable quarterly cash dividend to shareholders of its common stock. However, the payment of any further cash dividends depends entirely upon the discretion of the Company's Board of Directors and may be discontinued at any time, for any reason.

Second Quarter Fiscal 2005 - Summary:
-------------------------------------
The $203,000 decrease in overall net sales was caused primarily by a $214,000 decline in net sales to software distributors that serve North American mass-merchants and other major retailers, driven by a $422,000 decrease in net sales to the Company's primary software distributor within the United States. This software distributor's reduced purchasing requirements during the current quarter were impacted by a major retailer's reduction in its retail shelf space allotment for PC software games at the $9.99 retail price point. This decrease in net sales to software distributors was partially offset by a $194,000 increase in net sales to Canadian software distributors due to increased product distribution of the Company's titles at various Canadian retailers during this period.

Additionally, net sales decreased to certain smaller retailers by $58,000 and to Internet customers by $17,000. These net sales decreases were partially offset by a $36,000 increase in licensing revenues and a $50,000 increase in inventory liquidation sales.

The Company earned net income of $295,000 during the quarter ended December 31, 2004 compared to the year ago quarter in which the Company earned $471,000 in net income. This $176,000 decrease in profitability for the quarter ended December 31, 2004 compared to the year ago quarter was a result of the following factors:

        o A $150,000 decline in gross profit resulting from a 10% decrease in net sales, combined with a 1.7% reduction in the gross profit margin largely driven by cost increases, as a percentage of net sales, of:
                o 1.3% in royalty expense due to the accelerated expensing of advance royalty payments related to various game and productivity titles; and
                o 0.9% in freight expense resulting primarily from increased product shipments to Canadian distributors.

        o A $21,000 increase in operating expenses, resulting primarily from increased legal expenses incurred in enforcing the Company's intellectual property rights; and

        o A $5,000 increase in state income tax expense due to a higher effective state income tax rate.

The following table represents the Company's net sales by distribution channel for the three and six months ended December 31, 2004 and 2003, respectively:

                               Net Sales by Distribution Channel
                               ---------------------------------
                               (rounded to the nearest thousand)
                               ---------------------------------

                                       Three Months Ended
                                          December 31,
                             --------------------------------------

                                                                        Increase      %
Distribution Channel             2004       %         2003       %     (Decrease)  Change
-----------------------------------------------------------------------------------------
Software Distributors        $ 1,443,000   76%    $ 1,657,000   78%    ($ 214,000)   (13%)
Software Retailers               138,000    7%        196,000    9%       (58,000)   (30%)
Licensing                        156,000    8%        120,000    6%        36,000     30%
Internet                          72,000    4%         89,000    4%       (17,000)   (19%)
Inventory Liquidators            104,000    5%         54,000    3%        50,000     93%
-----------------------------------------------------------------------------------------
Totals                       $ 1,913,000  100%    $ 2,116,000  100%    ($ 203,000)   (10%)
                             ===========  ====    ===========  ====     =========     ===

                                        Six Months Ended
                                          December 31,
                             --------------------------------------

                                                                          Increase     %
Distribution Channel             2004       %         2003       %       (Decrease)  Change
-------------------------------------------------------------------------------------------
Software Distributors        $ 2,257,000   73%    $ 3,400,000   82%    ($ 1,143,000)   (34%)
Software Retailers               298,000   10%        366,000    9%         (68,000)   (19%)
Licensing                        249,000    8%        217,000    5%          32,000     15%
Internet                         144,000    5%        131,000    3%          13,000     10%
Inventory Liquidators            142,000    4%         54,000    1%          88,000    163%
-------------------------------------------------------------------------------------------
Totals                       $ 3,090,000  100%    $ 4,168,000  100%    ($ 1,078,000)   (26%)
                             ===========  ====    ===========  ====    =============    ===

Comments:
---------
"The second quarter of fiscal 2005 reflected our organization's ability to respond positively to the challenges of reduced product distribution in parts of the retail market place that occurred during the first quarter of this fiscal year," said Jerry Klein, President and Chief Executive Officer. "Our efforts have resulted in rebounding to profitability during the current quarter, as well as for the first six months of this fiscal year. Although we did not achieve the levels of profitability that we had during the comparable periods last year, we are committed to recouping any previously lost momentum in the retail marketplace by continuing to bring out more of our fun, familiar, easy-to-play, Family Friendly games at the affordable prices consumers have shown they want, and seeking to expand our share of the North American retail shelf space allocated to affordably priced PC software games," Mr. Klein continued.

Mr. Klein further commented that, "our business strategy remains concentrated on executing viable profit and cash generating opportunities at retail and online through the Internet, while continuing to evaluate potentially profitable business development and licensing alternatives in untapped and traditional distribution channels. Our financial condition continues to be strong, as reflected by our healthy balance sheet and our return to profitability. At December 31, 2004, we had net working capital of $3.6 million, no borrowings and we continued to have full access to the $750,000 credit facility with Hudson United Bank."

"As a further indication of confidence in our business plan and to provide a direct return on capital to the Company's shareholders, our Board of Directors has recently approved a quarterly cash dividend. After careful consideration of alternative uses for these funds, our Board of Directors decided that beginning to pay a quarterly cash dividend is currently the best use of this available cash. We hope this decision will increase our shareholders' value more than the previously announced stock repurchase program that we have decided not to pursue," remarked Mr. Klein.

                                  eGames, Inc.
                                  Balance Sheet
                                   (Unaudited)

                                                     As of         As of
                                                  December 31,    June 30,
ASSETS                                                2004          2004
------                                            -----------    -----------
Current assets:
   Cash and cash equivalents                      $ 1,691,909    $ 1,742,224
   Accounts receivable, net                         1,287,316      1,533,859
   Inventory, net                                     916,742        814,286
   Prepaid and other expenses                         436,319        440,131
                                                  -----------    -----------
     Total current assets                           4,332,286      4,530,500

Furniture and equipment, net                           67,438         74,859
Intangible assets                                      24,089         24,089
                                                  -----------    -----------
     Total assets                                 $ 4,423,813    $ 4,629,448
                                                  ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
   Accounts payable                               $   375,615    $   441,016
   Accrued expenses                                   309,763        616,794
                                                  -----------    -----------
     Total current liabilities                        685,378      1,057,810
                                                  -----------    -----------


Stockholders' equity:

   Common stock                                     9,179,827      9,179,827
   Additional paid-in capital                       1,385,026      1,329,164
   Accumulated deficit                             (6,325,001)    (6,435,936)
   Treasury stock                                    (501,417)      (501,417)
                                                  -----------    -----------
     Total stockholders' equity                     3,738,435      3,571,638
                                                  -----------    -----------
     Total liabilities and stockholders' equity   $ 4,423,813    $ 4,629,448
                                                  ===========    ===========

                                            eGames, Inc.
                                       Statements of Operations
                                             (Unaudited)

                                            Three Months Ended                Six Months Ended
                                               December 31,                      December 31,
                                        ---------------------------     ----------------------------

                                            2004           2003             2004           2003
                                        ------------   ------------     ------------   -------------
Net sales                               $  1,912,630   $  2,115,561     $  3,090,459    $  4,168,033

Cost of sales                                839,234        892,630        1,410,392       1,710,815
                                        ------------   ------------     ------------   -------------

Gross profit                               1,073,396      1,222,931        1,680,067       2,457,218

Operating expenses:
    Product development                      103,878        140,696          342,993         267,086
    Selling, general and
       administrative                        647,533        589,534        1,218,665       1,191,818
                                        ------------   ------------     ------------   -------------

        Total operating expenses             751,411        730,230        1,561,658       1,458,904
                                        ------------   ------------     ------------   -------------

Operating income                             321,985        492,701          118,409         998,314

Interest (income) expense, net                (1,597)        (1,466)          (2,827)          3,517
                                        ------------   ------------     ------------   -------------

Income before income taxes                   323,582        494,167          121,236         994,797

Provision for income taxes                    28,324         22,913           10,301          45,197
                                        ------------   ------------     ------------   -------------

Net income                              $    295,258   $    471,254     $    110,935    $    949,600
                                        ============   ============     ============   =============


Net income per common
share:
       - Basic                                $ 0.03         $ 0.05           $ 0.01          $ 0.10
                                              ======         ======           ======          ======
       - Diluted                              $ 0.03         $ 0.04           $ 0.01          $ 0.09
                                              ======         ======           ======          ======

Weighted average common shares
    outstanding - Basic                   10,116,329      9,989,337       10,109,501       9,989,337

Dilutive effect of common share
    equivalents                              502,459        831,090          869,972         684,845
                                          ----------     ----------       ----------      ----------
Weighted average common shares
    outstanding - Diluted                 10,618,788     10,820,427       10,979,473      10,674,182
                                          ==========     ==========       ==========      ==========

About eGames, Inc.
------------------
eGames, Inc., headquartered in Langhorne, PA, publishes and markets a diversified line of Family Friendly(TM), affordable consumer entertainment PC software games. The Company promotes the eGames(TM) brand in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. eGames also publishes and markets RealAge(R) Games & Skills, a collection of PC software activities and games designed to help build and maintain mental sharpness. Additional information regarding eGames, Inc. and RealAge Games & Skills can be found at www.egames.com and www.realagegames.com. eGames -- Where the "e" is for Everybody!(R)

Forward-Looking Statement Safe Harbor:
--------------------------------------
This press release contains certain forward-looking statements, including without limitation, statements regarding: the payment of a cash dividend on February 22, 2005 and the Company's intention to continue to pay a comparable quarterly cash dividend in future periods; recouping previously lost momentum in the retail marketplace by continuing to bring out more PC games at affordable prices; seeking to expand the Company's share of North American retail shelf space allocated to affordably priced PC software games; the Company's business strategy remaining concentrated on executing viable profit and cash generating opportunities at retail and online through the Internet, while continuing to evaluate potentially profitable business development and licensing alternatives in untapped and traditional distribution channels; the Company's hope that issuing a quarterly cash dividend will increase shareholder value more than the previously announced stock repurchase program that the Company has decided not to pursue; the Company's continued access to a $750,000 credit facility with Hudson United Bank; and other statements that contain the words "believes" ,"expects", "may" "should" or "anticipates". The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the risks and uncertainties that may affect the Company's future results and performance include, but are not limited to, those discussed under the heading "Factors Affecting Future Performance" in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 and Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, both filed with the Securities and Exchange Commission.

Contact Information at eGames, Inc.
-----------------------------------
Jerry Klein, President & CEO
(215) 750-6606 (Ext. 118)
Tom Murphy, Vice President & CFO
(215) 750-6606 (Ext. 113)